Exhibit 99.1
Health Catalyst Appoints Steve Nelson, President of Aetna, to Its Board of Directors
Nelson Joins as the Company Builds the Leadership Infrastructure for Its Next Phase

SALT LAKE CITY, Utah - April 30, 2026 - Health Catalyst, Inc. (“Health Catalyst”, Nasdaq: HCAT), a healthcare intelligence company designed to accelerate measurable improvement for health systems, today announced that Steve Nelson, Executive Vice President and President of Aetna, a CVS Health company, has been appointed to its Board of Directors, effective May 1, 2026.

Nelson’s appointment follows the naming of Ben Albert as CEO and Justin Spencer as Chairman of the Board earlier this year, continuing a deliberate pattern of leadership moves designed to accelerate the company's transformation– executing on a single, coordinated strategy to help health systems address cost, clinical outcomes, and consumer experience as one imperative.

“Steve has seen the healthcare ecosystem from every angle that matters,” said Ben Albert, CEO of Health Catalyst, “as a leader of one of the largest health insurers shaping U.S. healthcare, as a leader of large premier value-based care and multi-specialty provider organizations, and as an executive navigating the pressure points that health systems face every day. We believe that perspective is exactly what we need to execute on our commitment to be the intelligence partner health systems rely on to make their most consequential decisions. We are grateful to have him.”

In his current role at Aetna, a CVS Health company, Nelson has championed stronger provider partnerships and a less transactional approach to healthcare. Previously, he served as Chief Executive Officer of ChenMed and led Duly Health and Care, building and scaling delivery models where health outcomes, provider experience, cost discipline, clinical performance, and consumer engagement operated as a single integrated strategy. His earlier tenure as CEO of UnitedHealthcare, combined with other executive and board roles across both public and private healthcare organizations, gives him deep understanding on the forces shaping how health systems are reimbursed, evaluated, and held accountable. He brings to Health Catalyst's board a breadth of perspective deeply rooted in what health system clients need their intelligence partner to understand.

“I am honored to join Health Catalyst's board at such a pivotal moment for the company and for healthcare. Ben and the team are delivering AI-enabled technology solutions that directly address the foundational challenges health systems face: controlling costs, improving clinical quality, and elevating the consumer and provider experience. This is the kind of work that moves the industry forward, and I believe this is the right moment to be part of it,” said Steve Nelson.

About Health Catalyst

Health Catalyst, Inc. (Nasdaq: HCAT) is a healthcare intelligence company that accelerates measurable improvement for health systems across cost, clinical, and consumer performance. Backed by deep domain expertise, proprietary AI-driven technology, and $2.8 billion in documented outcomes, Health Catalyst helps health systems move from data to confident, measurable action.
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Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the impact of Mr. Nelson joining the Board. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause actual results to differ materially from Health Catalyst's expectations, plans and prospects. For a detailed discussion of the risk factors that could affect Health Catalyst's actual results, please refer to the risk factors identified in Health Catalyst's SEC reports, including, but not limited to, the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, filed with the SEC on November 10, 2025 and the Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025 and amended on April 30, 2025. All information provided in this release and in the attachments is as of the date hereof, and Health Catalyst undertakes no duty to update or revise this information unless required by law.